MUTUAL FUND CUSTODY

                             AND SERVICES AGREEMENT

                               TABLE OF CONTENTS
SECTION                                                                     PAGE
DEFINITIONS....................................................................1
ARTICLE I - CUSTODY PROVISION..................................................4
  1.   APPOINTMENT OF CUSTODIAN................................................4
  2.   CUSTODY OF CASH AND SECURITIES..........................................4
  3.   SETTLEMENT OF SERIES TRANSACTIONS.......................................9
  4.   LENDING OF SECURITIES...................................................9
  5.   PERSONS HAVING ACCESS TO ASSETS OF THE SERIES...........................9
  6.   STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES..................10
  7.   APPOINTMENT OF SUBCUSTODIANS...........................................12
  8.   OVERDRAFT FACILITY AND SECURITY FOR PAYMENT............................12
  9.   TAX OBLIGATIONS........................................................13
ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES ................................14
  1.   DELEGATION.............................................................14
  2.   CHANGES TO APPENDIX C..................................................14
  3.   Contracts..............................................................14
  4.   REPORTS TO BOARD.......................................................14
  5.   MONITORING SYSTEM......................................................14
  6.   STANDARD OF CARE.......................................................14
  7.   USE OF SECURITIES DEPOSITORIES.........................................15
ARTICLE III - INFORMATION SERVICES............................................15
  1.   RISK ANALYSIS..........................................................15
  2.   MONITORING OF SECURITIES DEPOSITORIES..................................15
  3.   USE OF AGENTS..........................................................15
  4.   EXERCISE OF REASONABLE CARE............................................15
  5.   LIABILITIES AND WARRANTIES.............................................15
ARTICLE IV - GENERAL PROVISION................................................16
  1.   COMPENSATION...........................................................16
  2.   INSOLVENCY OF FOREIGN CUSTODIANS.......................................16
  3.   LIABILITY FOR DEPOSITORIES.............................................16
  4.   DAMAGES................................................................16
  5.   INDEMNIFICATION; LIABILITY OF THE SERIES...............................16
  6.   FORCE MAJEURE..........................................................17
  7.   TERMINATION............................................................17
  8.   INSPECTION OF BOOKS AND RECORDS........................................17
  9.   MISCELLANEOUS..........................................................18
APPENDIX A.  AUTHORIZED PERSONS...............................................22
APPENDIX B.  TRUST OFFICERS...................................................23
APPENDIX C.  SELECTED COUNTRIES...............................................24
EXHIBIT A.  CUSTOMER IDENTIFICATION PROGRAM NOTICE............................26

                            MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

       THIS AGREEMENT, effective as of the twenty-sixth day of November, 2008, is among Allianz Variable Insurance Products Trust (the "VIP Trust"), a statutory trust organized under the laws of the State of Delaware having its principal office and place of business at 5701 Golden Hills Drive, Minneapolis, Minnesota 55416-1297; Allianz Variable Insurance Products Fund of Funds Trust (the "FOF Trust"), a statutory trust organized under the laws of the State of Delaware having its principal office and place of business at 5701 Golden Hills Drive, Minneapolis, Minnesota 55416-1297, each severally and not jointly, and The Bank of New York Mellon (the "Custodian"), a New York state chartered bank with its principal place of business at One Wall Street, New York, NY 10286. The VIP Trust and the FOF Trust are sometimes hereinafter referred to individually as a "Trust" and together as the "Trusts."

                              W I T N E S S E T H:

       WHEREAS, each of the Trusts is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Trusts have each separately made the Series listed on Appendix F subject to this Agreement (each such series, together with all other series subsequently established by either Trust and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a "Series" and collectively as the "Series");

       WHEREAS, the Trusts and the Custodian desire to set forth their agreement with respect to the custody of the Series' Securities and cash and the processing of Securities transactions;

       WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager;

       WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II; and

       WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

       NOW THEREFORE, the Trusts and the Custodian agree as follows:

                                  DEFINITIONS

       The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. "ACT": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2. "AGREEMENT": this agreement and any amendments.

3. "ASSETS": any of the Series' investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Series' transactions in such investments.

4. "AUTHORIZED PERSON": the Chairman of the Trusts' Board, their President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of either Trust, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

5. "BOARD": the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of each of the Trusts.

6. "BOOK-ENTRY SYSTEM": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7. "BUSINESS DAY": any day on which the Series, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

8. "CERTIFICATE": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

9. "ELIGIBLE SECURITIES DEPOSITORY": the meaning of the term set forth in Rule 17f-7(b)(1).

10."FOREIGN CUSTODIAN": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

11."FOREIGN CUSTODY MANAGER": the meaning set forth in Rule 17f-5(a)(3).

12."INSTRUCTIONS": (i) all directions to the Custodian from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of either Trust to the Custodian in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of either Trust pursuant to an agreement with Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the "Workbench web site") and (iv) all directions by or on behalf of either Trust pursuant to any other agreement or procedure between the Custodian (or any of its affiliates) and the Trusts, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to the Custodian's policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized Person and supported by the Custodian, or other methods agreed upon in writing by either Trust and Custodian. The Custodian may, in its discretion, accept oral directions and instructions from an Authorized Person and may require confirmation in writing. However, where the Custodian acts on an oral direction prior to receipt of a written confirmation, the Custodian shall not be liable if a subsequent written confirmation fails to conform to the oral direction.

13."PRIMARY CUSTODIAN": the meaning set forth in Rule 17f-7(b)(2).

14."PROSPECTUS": a Series' current prospectus and statement of additional information relating to the registration of the Shares under the Securities Act of 1933, as amended.

15."RISK ANALYSIS": the analysis required under Rule 17f-7(a)(1)(i)(A).

16."RULES 17F-4, 17F-5 and 17F-7": such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

17."SECURITY" or "SECURITIES": bonds, debentures, notes, stocks, shares, evidences of indebtedness, shares of, or other interests in, mutual funds and investment pools, and other securities, commodities, interests and investments from time to time owned by the Series.

18."SECURITIES DEPOSITORY": a system for the central handling of securities as defined in Rule 17f-4.

19."SELECTED COUNTRIES": the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with Article II.

20."SHARES": shares of each Series, however designated.

                        ARTICLE I. - CUSTODY PROVISIONS

1. APPOINTMENT OF CUSTODIAN. Each Board, acting separately, hereby appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Series during the period of this Agreement.

2. CUSTODY OF CASH AND SECURITIES.

       a. Receipt and Holding of Assets. The Series will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Series with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

       b. Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Series.

             (1) In payment for Securities purchased for the applicable Series;

             (2) In payment of dividends or distributions with respect to Shares;

             (3) In   payment  for  Shares  which  have  been  redeemed  by  the applicable Series;

             (4) In payment of taxes;

             (5) When  Securities   are  sold,  called,  redeemed,  retired,  or
otherwise become payable;

             (6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization, readjustment or other similar transactions;

             (7) Upon conversion of Securities pursuant to their terms into other securities;

             (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

             (9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

             (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

             (11) In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

             (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series;

             (13) For the purpose of redeeming Shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series' transfer agent, such Shares to be purchased or redeemed;

             (14)   For  the  purpose  of  redeeming  in  kind   Shares  of  the
applicable Series against delivery to the Custodian, its Subcustodian or the Customer Series' transfer agent of such Shares to be so redeemed;

             (15) For delivery in accordance with the provisions of any agreement among either or both Trusts, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by either or both Trusts. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

             (16)   For  spot  or  forward  foreign  exchange   transactions  to
facilitate security trading, receipt of income from Securities or related transactions;

             (17)   Upon the termination of this Agreement; and

             (18) For other proper purposes as may be specified in Instructions issued by an Authorized Person of either Trust which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the relevant Trust.

             (19) For delivery of Securities or monies of the Trust as set forth under Article I, Section 7.


       c. Actions  Which  May   be   Taken   Without  Instructions.   Unless  an
Instruction to the contrary is received, the Custodian  shall:

             (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

             (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Series with respect to put bonds or similar instruments;

             (3) Surrender   Securities  in  temporary   form   for   definitive
Securities;

             (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Series;

             (5) Submit or cause to be submitted to the applicable Series or its investment advisor as designated by the relevant Trust information actually received by the Custodian regarding ownership rights, including proxies pertaining to property held for the applicable Series, and any other information or documents which, under the ordinary procedures of the Custodian, are forwarded to the beneficial owner of the property;

             (6) Deliver or cause  to  be  delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

             (7) Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

             (8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Series;

             (9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Series;

             (10) Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Series for the accuracy or completeness of any notification the Custodian may furnish to the applicable Series with respect to put bonds or similar investments;

             (11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series;

             (12) Report the asset positions of a Series as of such dates as the relevant Trust and the Custodian may agree upon, in accordance with methods consistently followed and uniformly applied. It is hereby expressly acknowledged and agreed that any asset values that may be reflected in any such report shall be furnished by the Custodian solely on an accommodation basis and is provided to or for the benefit of the relevant Trust (or the relevant Trust's service provider or agent) as general information and is not intended to be a comprehensive summary or report of the value of the assets comprising a Series. No representation is made by the Custodian as to the accuracy or completeness of any such values. The Custodian does not undertake any duty or responsibility to notify or otherwise provide any updates or other revisions with respect to any such values. It is hereby further expressly acknowledged and agreed that the Custodian shall not be liable for any loss, cost, damage, expense, liability or claim directly or indirectly relating to any such values reflected on any such report for a Series provided by the Custodian; and

             (13)   Execute  any  and  all  documents,   agreements   or   other
instruments and take all actions as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

       d. Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during the day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Series. At least monthly, the Custodian shall furnish each Series with a detailed statement of the Securities and monies held for the Series under this Custody Agreement.

       e. Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of each Series in the name of the relevant Trust or the Series, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Trusts agree to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Series and which may from time to time be registered in the name of the relevant Trust or the applicable Series.

       f. Segregated Accounts.   Upon  receipt  of  Instructions,  the Custodian
will, from time to time establish segregated accounts on behalf of the applicable Series to hold and deal with specified assets as shall be directed.

       g. Notice of Rights or Discretionary Actions. The custodian shall notify the Trusts of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by which such rights must be exercised or such action must be taken, provided that the Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which the Custodian subscribes, timely notice of such rights or discretionary corporate action and of the date or dates such rights must be exercised or such action must be taken. Absent the custodian's actual receipt of such notice the

Custodian shall have no liability for failing to so notify the Trust.

       h. Voting Rights. All voting rights with respect to Securities, however registered, shall be exercised by the Trust or its designee(s). The Custodian will make available to the Trusts proxy voting services upon the request of, and for the jurisdictions selected by, the Trust in accordance with terms and conditions to be mutually agreed upon by the Custodian and the Trusts.

1. SETTLEMENT OF SERIES TRANSACTIONS.

       a. Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Trusts acknowledge that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

       b. Contractual Income. The Custodian shall credit the applicable Series, in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

       c. Contractual Settlement. The Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

1. LENDING OF SECURITIES.   The  Custodian may lend the assets of the Series  of
the VIP Trust in accordance with the terms and conditions of a separate securities lending agreement, approved by the VIP Trust.

2. PERSONS HAVING ACCESS TO ASSETS OF THE SERIES.

       a. No trustee or agent of either Trust, and no officer, director, employee or agent of either Trust's investment adviser, of any sub-investment adviser of either Trust, or of either Trust's administrator, shall have physical access to the assets of the Series held by the Custodian or be authorized or permitted to withdraw any investments of the Series, nor shall the Custodian deliver any assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with either Trust's investment adviser, with any sub-investment adviser of either Trust or with either Trust's administrator shall have access to the assets of the Series.

       b. Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of either Trust, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the Series' administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Series prohibited by paragraph (a) of this Section 5.

1. STANDARD OF CARE; SCOPE OF CUSTODIAL RESPONSIBILITIES.

       a. Standard of Care.   The   Custodian  shall  be  required  to  exercise
reasonable care with respect to its duties under this Agreement unless otherwise provided.

             (1) Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian.

             (2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

       b. Scope of Duties.   Without  limiting  the generality of the foregoing,
the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

             (1) The acts or omissions of any agent appointed pursuant to Instructions of either Trust or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of either Trust as collateral or otherwise pursuant to any investment strategy;

             (2) The title, genuineness or validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

             (3) The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

             (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

             (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefore;

             (6) The legality of the declaration or payment of any distribution of the Series; or

             (7) The legality of any borrowing for temporary administrative or emergency purposes.

       c. No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series until the Custodian actually receives and collects such money.

       d. Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Series from the Series' transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

       e. Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, if payment is refused after due demand or presentation, or with respect to any insolvency or similar proceeding, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

       f. No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

       g. Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Series. Where the Custodian is issued Instructions orally, the Series acknowledge that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be fully protected in acting in accordance with all such Instructions and in failing to act in the absence thereof. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian or its subcustodians pursuant to Instructions. In following Instructions, the Custodian shall be fully protected and shall not be liable for the acts or omissions of any person or entity not selected or retained by the Custodian in its sole discretion, including but not limited to, any broker-dealer or other entity designed by either Trust or Authorized Person to hold property of the account as collateral or otherwise pursuant to an investment strategy.

1. APPOINTMENT OF  SUBCUSTODIANS;   TRANSFER   OF  ASSETS  TO  SUBCUSTODIANS  OR
BROKERS.

       a. Appointment of Subcustodians. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Series. Unless the Custodian has received a Certificate or Instructions to the contrary, the Custodian shall hold Securities indirectly through a subcustodian only if
(i) the Securities are not subject to any right, charge, security interest, lien, or claim of any kind in favor of such subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the relevant Trust by such subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration. No such appointment shall discharge the Custodian from its obligations under this agreement.

       b. Transfer of Assets. The Custodian is hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) settle or place assets with a broker or any such domestic subcustodian or Foreign Custodian in connection with derivative transactions of any kind, including futures, options, short selling, swaps or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any such broker, subcustodian or Foreign Custodian.

2. OVERDRAFT FACILITY AND SECURITY FOR PAYMENT. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time by the Custodian and the Series or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an "Overdraft Notice") of any Overdraft. To secure payment of any

Overdraft and related interest and expenses, the Series hereby grants to the Custodian a first priority security interest in and right of setoff against the Securities and cash in the Series' account, including all income, substitutions and proceeds, whether now owned or hereafter acquired (the "Collateral"), in the full amount of such Overdraft, interest and expenses; provided that the Series does not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve
Act). The Custodian and the Series intend that, as the securities intermediary with respect to the Collateral, the Custodian's security interest shall automatically be perfected when it attaches. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Series' account and to liquidate Securities in the account as necessary to meet the Series' obligations relating to such Overdraft and related interest. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

3. TAX OBLIGATIONS. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

       a. The Custodian shall file claims for exemptions, reductions, or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate upon receipt of sufficient information;

       b. The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens upon receipt of Instructions; and

       c. The Custodian shall provide to the Trusts or the Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Trusts or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Trusts shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

       d. Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, withhold the amount of any Tax Obligation which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security.

       e. The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Trusts and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Trusts or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any state, foreign or other taxing authorities.

       In connection with making payments to service providers pursuant to Instructions, the Trusts acknowledge that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

                 ARTICLE II. - FOREIGN CUSTODY MANAGER SERVICES

1. DELEGATION. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Trusts' Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2. CHANGES TO APPENDIX C. Appendix C may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the relevant Trust and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series.

3. CONTRACTS. All arrangements with Foreign Custodians will be governed by a written contract that the Custodian has determined will provide reasonable care for Assets based on the standards specified in Rule 17f-5(c)(1), and any such contract will comply with all requirements set forth in Rule 17f-5(c)(2).

4. REPORTS TO BOARD. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Series' foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Trusts.

5. MONITORING SYSTEM. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3). If, in the ordinary course of monitoring Foreign Custodians, it is determined at any time, that the arrangement with a Foreign Custodian no longer meets the requirement of Rule 17f-5(c)(3), the Custodian will notify the relevant Trust thereof and will withdraw the Assets from the Foreign Custodian as soon as reasonably practicable following receipt of Instructions.

6. STANDARD OF CARE. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall comply with the provisions of Rule 17f-5(c)(1) and (2).

7. USE OF SECURITIES DEPOSITORIES. In exercising its delegated authority, the Custodian may assume that the Series and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series decides to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided a Risk Analysis to the Trusts on behalf of such Series with a Risk Analysis. If, at any time, a custody arrangement with a Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian agrees to notify the relevant Trust thereof and will withdraw the Trusts' foreign assets from the depository as soon as reasonably practicable following receipt of Instructions.

                       ARTICLE III. - INFORMATION SERVICES

1. RISK ANALYSIS. The Custodian will provide the relevant Trust on behalf of the Series with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the relevant Trust on behalf of the Series. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the relevant Trust on behalf of the Series with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the relevant Trust on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. MONITORING OF SECURITIES DEPOSITORIES. The Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the relevant Trust on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the relevant Trust on behalf of the Series or its investment adviser of any material change in these risks.

3. USE OF AGENTS.   The  Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. EXERCISE OF REASONABLE CARE. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article
III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this
Article III.

5. LIABILITIES AND WARRANTIES. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to the accuracy of information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for its reasonable direct or indirect use of such information.

                       ARTICLE IV. - GENERAL PROVISIONS

1. COMPENSATION.

       a. Each of the Trusts will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Trusts.

       b. The Custodian will bill the relevant Trust as soon as practicable after the end of each calendar month. The relevant Trust will promptly pay to the Custodian the amount of such billing.

       c. If not paid directly or timely by the relevant Trust, the Custodian may charge against assets held on behalf of the Series compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of the Series the amount of any loss, damage, liability or expense incurred with respect to the Series, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling specific transactions.

2. INSOLVENCY OF FOREIGN CUSTODIANS. The Custodian shall be responsible for losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Series with a Securities Depository.

4. DAMAGES.   Under no circumstances  shall  either  party  be  liable  for  any indirect, consequential or special damages arising under or in connection with this Agreement.

5. INDEMNIFICATION; LIABILITY OF THE SERIES.

       a. The Trusts shall indemnify and hold the Custodian harmless from all liability and costs, including reasonable counsel fees and expenses, relating to or arising out of the performance of the Custodian's obligations under this Agreement except to the extent resulting from the Custodian's negligence or willful misconduct. This provision shall survive the termination of this Agreement.

       b. The Series and the Custodian agree that the obligations of each of the Trusts under this Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Series, individually, but are binding only upon the assets and property of the relevant Trust.

1. FORCE MAJEURE. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the account resulting from any event beyond the reasonable control of the Custodian, its agents or subcustodians. This provision shall survive the termination of this Agreement

2. TERMINATION.

       a. Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Trusts, it shall be accompanied by a Certificate evidencing the vote of the Trusts' Board to terminate this Agreement and designating a successor.

       b. In the event notice of termination is given by the Custodian, the Trusts shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act and any other reasonable requirements in the governing documents of the Trusts of which Custodian has been particularly advised in writing by an Authorized Person for the Trusts. If the Trusts fail to designate a successor custodian, the Trusts shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Trusts, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trusts.

       c. Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Series, after deducting all fees, expenses and other amounts owed.

       d. In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

1. INSPECTION OF BOOKS AND RECORDS. The books and records pertaining to the Trusts that are in possession of the Custodian shall be deemed the property of the Trusts. Such books and records shall be prepared and maintained as agreed with the relevant Trust to facilitate its compliance with the Act and the rules thereunder. The books and records of the Custodian directly related to a Trust shall be open to inspection and audit at reasonable times by officers and auditors employed by such Trust at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission. Upon the reasonable request of a Trust, copies of any such books and records shall be provided by the Custodian to such Trust or its authorized representative(s). Upon the reasonable request of a Trust, the Custodian shall provide in hard copy or on computer disc any records included in any such delivery that are maintained by the Custodian on a computer disc, or are similarly maintained.

2. MISCELLANEOUS.

       a. Appendix A is a Certificate signed by the Secretary of the Trusts setting forth the names and the signatures of Authorized Persons. The Trusts shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new Certificate is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

       b. Appendix B is a Certificate signed by the Secretary of the Trusts setting forth the names and the signatures of the present officers of the Trusts. The Trusts agree to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

       c. Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Trusts as the case may be and delivered to it at its offices at:

The Custodian:

 The Bank of New York Mellon
 135 Santilli Highway
 Everett, MA 02149
 Attn:  Donald Brophy

The VIP Trust:

Allianz Variable Insurance Products Trust
5701 Golden Hills Dr.
Minneapolis, MN  55416-1297
Attn. Brian Muench

The FOF Trust:

Allianz Variable Insurance Products Trust
5701 Golden Hills Dr.
Minneapolis, MN  55416-1297
Attn. Brian Muench

       or at such other place as the parties may from time to time designate to the other in writing.

       d. This Agreement may not be amended or modified except by a written agreement executed by both parties, except that Appendix A and Appendix B need be signed only by the Trusts.

       e. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trusts without the written consent of the Custodian, or by the Custodian without the written consent of the Trusts authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

       f. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

       g. The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

       h. The Trusts acknowledge and agree that, except as expressly set forth in this Agreement, the Trusts are solely responsible to assure that the maintenance of the Series' Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Trusts represent that they have determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

       i. This Agreement shall be construed in accordance with the laws of the State of New York.

       j. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       k. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that the execution, delivery and performance of this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. Each party represents and warrants that the individual executing this Agreement on its behalf has the requisite authority to bind the VIP Trust, the FOF Trust or the Custodian to this Agreement. The Trusts have received and read the "Customer Identification Program Notice", a copy of which is attached to this Agreement as Exhibit A.

       l. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

By:/s/ Brian Muench
Name: Brian Muencgh
Title: Vice President



ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

By:  /s/ Brian Muench
Name:  Brian Muench
Title:  Vice President



THE BANK OF NEW YORK MELLON


By: /s/ Candice L Walker
Name:  Candice L Walker
Title: Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


       I, H. Bernt von Ohlen, the Assistant Secretary of Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust, each of which is a statutory trust organized under the laws of the State of Delaware (the "Trust"), do hereby certify that:

       The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of each of the Trusts and each Series thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                    SIGNATURE

Jeffrey W. Kletti                       /s/ Jeffrey Kletti


Brian Muench                            /s/ Brian Muench


Mike Tanski                             /s/ Mike Tanski





                                        By:  /s/ H. Bernt von Ohlen
                                             Assistant Secretary

                                            Dated:

                                   APPENDIX B
                                 TRUST OFFICERS


       I, H. Bernt von Ohlen, the Assistant Secretary of Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust, each of which is a statutory trust organized under the laws of the State of Delaware (the "Trust"), do hereby certify that:

       The following individuals serve in the following positions with each of the Trusts and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the relevant Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:


Name                   Position                   Signature


Jeffrey W. Kletti      Chairman of the Board      /s/ Jeffrey Kletti


Jeffrey W. Kletti      President                  /s/ Jeffrey Kletti


Troy Sheets            Treasurer                  /s/ Troy Sheets


Michael J. Radmer      Secretary                  /s/ Michael Radmer


Brian Muench           Vice President             /s/ Brian Muench


Mike Tanski            Vice President - Operations/s/ Mike Tanksi




                                 By:  H. Bernt von Ohlen
                                         Assistant Secretary

                                         Dated:

                                   APPENDIX C
                               SELECTED COUNTRIES



 Argentina
 Australia
 Austria
 Bahrain
 Bangladesh
 Belgium
 Bermuda
 Botswana
 Brazil
 Bulgaria
 Canada
 Cayman Islands
 Chile
 China
 Colombia
 Croatia
 Cyprus
 Czech Republic
 Denmark
 Ecuador
 Egypt
 Estonia
 Euroclear
 Finland
 France
 Germany
 Ghana
 Greece
 Hong Kong
 Hungary
 Iceland
 India
 Indonesia
 Ireland
 Israel
 Italy
 Japan
 Jordan
 Kazakhstan
 Kenya
 Kuwait
 Latvia
 Lebanon
 Lithuania

 Malaysia
 Mauritius
 Mexico
 Morocco
 Netherlands
 New Zealand
 Norway
 Oman
 Pakistan
 Peru
 Philippines
 Poland
 Portugal
 Qatar
 Romania
 Russia
 Saudi Arabia
 Serbia
 Singapore
 Slovak Republic
 Slovenia
 South Africa, Republic of
 South Korea, Republic of
 Spain
 Sri Lanka
 Sweden
 Switzerland
 Taiwan - The Republic of China
 Thailand
 Tunisia
 Turkey
 Uganda
 Ukraine
 United Arab Emirates
 United Kingdom
 United States of America
 Uruguay
 Venezuela
 Vietnam
 Zambia
 Zimbabwe

                                   EXHIBIT A
                     CUSTOMER IDENTIFICATION PROGRAM NOTICE





                     CUSTOMER IDENTIFICATION PROGRAM NOTICE

        IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

       What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver's license, passport or documents showing existence of the entity.















       Rev. 09/03